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                              SLOT SECURITY AGREEMENT


                                      between


                             NORTHWEST AIRLINES, INC.,
                                     as Pledgor

                                        and


                               BANKERS TRUST COMPANY,
                                as Collateral Agent



                         ----------------------------------

                              Dated as of May 12, 1998

                         ----------------------------------


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


                                 TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----

Section 1.  Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Section 2.  Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Section 3.  No Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Section 4.  Representation, Warranties and Covenants . . . . . . . . . . . . . . . .2

Section 5.  Supplements, Further Assurances. . . . . . . . . . . . . . . . . . . . .4

Section 6.  Provisions Concerning Pledged Collateral . . . . . . . . . . . . . . . .4

        (i)    Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
        (ii)   Permitted Transfers of Pledged Slots  . . . . . . . . . . . . . . . .4
        (iii)  Financing Statements  . . . . . . . . . . . . . . . . . . . . . . . .4
        (iv)   Compliance with Laws and Regulations  . . . . . . . . . . . . . . . .5
        (v)    Notice of Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .5

Section 7.  Collateral Agent Appointed Attorney-in-Fact. . . . . . . . . . . . . . .5

Section 8.  Collateral Agent May Perform . . . . . . . . . . . . . . . . . . . . . .6

Section 9.  The Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . . .6

Section 10.  Events of Default, Remedies . . . . . . . . . . . . . . . . . . . . . .6

        A.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .6
        B.  Remedies; Obtaining the Collateral Upon Event of Default . . . . . . . .6
        C.  Remedies; Disposition of the Collateral. . . . . . . . . . . . . . . . .7


Section 11.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .8

Section 12.  No Waiver; Discontinuance of Proceeding . . . . . . . . . . . . . . . .8

Section 13.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Section 14.  Amendments, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Section 15.  Termination; Release. . . . . . . . . . . . . . . . . . . . . . . . . 10

Section 16.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 17.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Section 18.  Continuing Security Interest; Transfer of Notes . . . . . . . . . . . 13

Section 19.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Section 20.  Consent to Jurisdiction and Service of Process. . . . . . . . . . . . 14

Section 21.  Security Interest Absolute. . . . . . . . . . . . . . . . . . . . . . 14

Section 22.  Severability of Provisions. . . . . . . . . . . . . . . . . . . . . . 15

Section 23.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Section 24.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . 15

Section 25.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . 15

Section 26.  The Pledgor's Duties. . . . . . . . . . . . . . . . . . . . . . . . . 15

Section 27.  Limited Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 15


                               SLOT SECURITY AGREEMENT

          SLOT SECURITY AGREEMENT, dated as of May 12, 1998 (as amended, modified or supplemented from time to time, this "Agreement"), between NORTHWEST AIRLINES, INC., a Minnesota corporation (the "Pledgor"), and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent"), for the benefit of the Banks and the Agents under, and any other lender from time to time party to, the Credit Agreement herein referred to (such Banks, the Agents and the other lenders, if any, are hereinafter called the "Secured Creditors"). Except as otherwise defined in Section 16 of this Agreement, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

                                W I T N E S S E T H :

          WHEREAS, the Pledgor has requested that the Agents and the Banks agree to amend the Credit Agreement on the terms and subject to the conditions provided in the Temporary Amendment;

          WHEREAS, it is a condition precedent to the effectiveness of the Temporary Amendment that the Pledgor shall have executed and delivered to the Collateral Agent this Agreement; and

          WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition precedent described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

          Section 1. PLEDGE. The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the following (the "Collateral"), to secure all of the Obligations:

          (i) all of the right, title and interest of the Pledgor in, to and under each and every Pledged Slot, now existing or hereafter arising from time to time; and

          (ii)   all Proceeds of any and all of the foregoing;

          Section 2. OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the Obligations.

          Section 3. NO RELEASE. Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or impose any liability on the Collateral Agent or any Secured Creditor for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, or in respect of the Collateral or made in connection herewith or therewith. This Section shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations hereunder and under the Credit Documents.

          Section 4. REPRESENTATION, WARRANTIES AND COVENANTS. The Pledgor represents, warrants and covenants as follows:

          (i) All filings, registrations and recordings necessary or reasonably requested by the Collateral Agent to create, preserve, protect and perfect the security interests granted by the Pledgor to the Collateral Agent hereby in respect of the Collateral have been accomplished by the Pledgor. The security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to this instrument in and to the Collateral constitute and hereafter will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens, except for Permitted Liens and subject to the Federal Aviation Act and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

          (ii) The Pledgor is, and as to Collateral acquired by it from time to time after the date hereof the Pledgor will be, the owner of all Collateral free from any Lien except for the Lien and security interest created by this Agreement, Permitted Liens and subject to the Federal Aviation Act and/or the ability of the FAA to withdraw slots. The Pledgor will, at or before the time it subjects any property to the Lien of this Agreement, cause evidence of its title to be duly recorded, filed, or filed for recording, to the extent permitted or required under any applicable law, by the Pledgor as owner. Pledgor shall defend the Collateral against any and all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Secured Creditor.

          (iii) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on the date hereof, covering or purporting to cover any interest of any kind in the Collateral, and so long as the Credit Agreement has not been terminated or any of the Obligations remain, the Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction), or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor.

          (iv) The chief executive offices of the Pledgor as of the date of this Agreement are located at 2700 Lone Oak Parkway, Eagan, MN 55121. The Pledgor shall not move its chief executive office except to such new location as the Pledgor may establish in accordance with this Section 4(iv). The Pledgor shall not establish any other location for its chief executive office until (i) it shall have given to the Collateral Agent not less than 45 days' prior written notice of its intention so to do, clearly describing such new location (which shall be within the continental United States of America), and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent on behalf of the Secured Creditors in the Collateral intended to be granted hereby.

          (v) The Pledgor represents and warrants that it holds the requisite authority to hold each of the Pledged Slots pursuant to authority granted by the FAA pursuant to Title 14 of the Code of Federal Regulations,
     Part 93, and that it has, at all times after obtaining each such Pledged Slot, complied in all material respects with all of the terms, conditions and limitations of each rule or regulation of the FAA and DOT and with all applicable provisions of the Federal Aviation Act and applicable rules and regulations promulgated thereunder and that there exists no material violation of such terms, conditions or limitations that gives the FAA or DOT the right to terminate, cancel, withdraw or modify the rights of the Pledgor in any such Pledged Slot.

          (vi) The Pledgor is a Citizen of the United States and a Certificated Air Carrier. All material licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to 14 C.F.R. Part 121) which are required by the DOT or the FAA and which are adequate for the conduct of the business of the Pledgor are in full force and duly issued to the Pledgor. There are no license fees owed on the Pledgor's DOT or FAA licenses, certificates or authorizations. The Pledgor is in compliance with all material requirements of the certificates and authorizations issued to it by the DOT or the FAA.

          (vii) The Pledgor has full corporate power and authority and legal right to pledge all the Collateral pursuant to this Agreement.

          (viii) No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor), and no consent, authorization, approval, or other action by, and (except in connection with the perfection of the Lien created hereby) no notice to or filing with, any Governmental Authority or other Person is required either (x) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (y) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; PROVIDED, HOWEVER, that the transfer of Pledged Slots is subject to confirmation by the FAA.


          (ix) All information set forth herein relating to the Collateral is accurate in all material respects as of the date hereof.

          (x) This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Pledgor contained herein, in the other Credit Documents, and otherwise in writing in connection herewith or therewith.

          Section 5. SUPPLEMENTS, FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, in form and substance reasonably acceptable to the Collateral Agent, and take all further action, that may be required or that the Collateral Agent reasonably deems necessary, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor shall pay any applicable filing fees and other expenses related to the filing or financing and continuation statements or the expenses for other action taken to perfect the security interest granted hereunder. The Pledgor hereby authorizes the Collateral Agent to file any financing or continuation statements without the signature of the Pledgor when permitted by law.

          Section 6.  PROVISIONS CONCERNING PLEDGED COLLATERAL.

          (i) MAINTENANCE. Except as otherwise provided in this Section 6(i), Pledgor will do or cause to be done all things necessary to preserve and keep in full force and effect its material rights in and to use its Pledged Slots. Without in any way limiting the foregoing, the Pledgor shall promptly take all such steps as may be necessary to obtain renewal of each such Pledged Slot from the FAA, within a commercially reasonable time prior to the expiration of such authority, and shall take all such other steps as may be necessary now or in the future to maintain, renew and obtain the rights, licenses or certifications as are necessary to the continued and future use by the Pledgor of the Pledged Slots. The Pledgor shall further take all actions necessary or, in the reasonable judgment of Collateral Agent, advisable in order to maintain the Pledgor's material rights in and the Pledgor's right to use the Pledged Slots. Nothing in this provision shall be interpreted to prevent the Pledgor from modifying or discontinuing its use of any of the Pledged Slots due to a determination made by the Pledgor that it is commercially reasonable not to maintain or otherwise perform with respect to any of the Pledged Slots as specified above; PROVIDED, HOWEVER, the Pledgor shall give the Collateral Agent thirty days prior notice of any material modification or any discontinuation of use of any of the Slots.

          (ii) PERMITTED TRANSFERS OF PLEDGED SLOTS. Notwithstanding anything to the contrary herein contained, the Pledgor shall be entitled to transfer or otherwise dispose of its rights in Pledged Slots to the extent expressly permitted by Section 8.03(II)(ii) of the Credit Agreement.

          (iii) FINANCING STATEMENTS. The Pledgor shall sign and deliver to the Collateral Agent such financing and continuation statements, in form and substance acceptable to the Collateral Agent, as may from time to time be required or necessary to grant, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein, and the other rights, as against third parties, provided hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing and continuation statements. The Pledgor authorizes the Collateral Agent to file any such financing or continuation statements without the signature of the Pledgor where permitted by law.

          (iv) COMPLIANCE WITH LAWS AND REGULATIONS. The Pledgor shall promptly comply in all material respects with all laws, ordinances, orders, rules, regulations, and requirements of all Federal, state, municipal or other governmental or quasi-governmental authorities or bodies then having jurisdiction over the Collateral (or any part thereof) and/or the use thereof by the Pledgor, of every nature and kind (the "Requirements") including any of the same which relate to or require changes or requirements incident to or as the result of any use thereof or otherwise, and the Pledgor shall so comply, whether or not such Requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto. Notwithstanding the foregoing, if the Pledgor contests a Requirement, it shall not be obligated to comply with such Requirement to the extent such non-compliance or deferral is consistent with law and does not have a materially adverse effect on the Collateral or the security interest therein.

          (v) NOTICE OF LAWS. The Pledgor agrees to give the Collateral Agent notice of any violations of any Requirement enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting the Collateral or the Pledgor's use thereof, a copy of which is served upon or received by the Pledgor, or otherwise brought to the attention of the Pledgor, by mailing within thirty (30) business days after such service, receipt, or after the same otherwise comes to the attention of the Pledgor, a copy of each and every one thereof to the Collateral Agent. At the same time, the Pledgor will inform the Collateral Agent as to the work or steps which the Pledgor proposes to do or take in order to correct the violation. Notwithstanding the foregoing, however, if such work or step would require any alterations which would, in the Collateral Agent's reasonable opinion, reduce the value of the Collateral or change the general character or use of the Collateral, the Pledgor may, with the consent of the Collateral Agent, defer compliance therewith, as long as such deferral is consistent with applicable law in order that the Pledgor may, with the consent of the Collateral Agent, at the Pledgor's expense, contest or seek modification of or other relief with respect to such Requirements, but nothing herein shall relieve the Pledgor of the duty and obligation, at the Pledgor's expense, to comply with such Requirements, or such Requirements as modified, whenever the Collateral Agent shall so direct.

          Section 7. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the

Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is coupled with an interest.

          Section 8. COLLATERAL AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein within a reasonable time after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including, without limitation, the fees and expenses of its counsel, incurred in connection therewith, shall be payable by the Pledgor and shall be considered Obligations.

          Section 9. THE COLLATERAL AGENT . It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 11 of the Credit Agreement.

          Section 10.  EVENTS OF DEFAULT, REMEDIES.

          A. EVENTS OF DEFAULT. It shall be an Event of Default hereunder if under the Credit Agreement an "Event of Default" (as such term is defined in such Agreement) shall occur.

          B. REMEDIES; OBTAINING THE COLLATERAL UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent (acting at the direction and with the consent of the Required Banks) may, at any time or from time to time during such Event of
Default:

          (i) Declare the entire right, title and interest of the Pledgor in and to each Pledged Slot vested, subject to the requirements imposed by the Federal Aviation Act and the FAA, in which event such rights, title and interest shall immediately vest in the Collateral Agent, in which case the Pledgor agrees to execute and deliver such deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the DOT, FAA or any other governmental or regulatory authority having jurisdiction over any such Pledged Slot or the use thereof) as shall be requested by the Collateral Agent in order to effectuate the transfer of such Pledged Slots, together with copies of the certificates or orders issued by the FAA representing same and any other rights of the Pledgor with respect thereto, to any designee or designees selected by the Collateral Agent and approved by the FAA, it being understood that, as of the date hereof, transfers of Pledged Slots within the United States must accommodate FAA requirement that said slots be used only by air carriers; it being further understood that the Pledgor's obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Pledgor of said obligations; and

          (ii) Sell or otherwise liquidate, or direct the Pledgor to sell or otherwise liquidate, any or all of the Collateral or any part thereof, subject to the requirements imposed by the Federal Aviation Act and the FAA and take possession of the proceeds of any such sale or liquidation.

          C. REMEDIES; DISPOSITION OF THE COLLATERAL. (i) The Collateral Agent may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it and to the extent not in violation of applicable law, including the Federal Aviation Act, and subject to the approval of the DOT or its successor or nominee, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in all relevant jurisdictions at the time of an Event of Default, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. To the extent not inconsistent with the Federal Aviation Act and the FAA requirements, the Collateral Agent or any other Secured Creditor may be the purchasers of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the full extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

          (ii) Except as otherwise provided herein, the Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and
(c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Pledgor.

          Section 11. APPLICATION OF PROCEEDS. (a) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 10 of this Agreement shall be applied from time to time by the Collateral Agent:

          (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (ii) and (iii) of the definition of Obligations;

          (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed; and

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 15 hereof to the Pledgor or as required by applicable law.

          (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

          (c) If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Creditors, with each Secured Creditor whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Creditor and the denominator of which is the unpaid Obligations of all Secured Creditors entitled to such distribution.

          (d) It is understood that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of
Section 11(a).

          Section 12. NO WAIVER; DISCONTINUANCE OF PROCEEDING. (a) Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this

Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Credit Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.


          (b) In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Pledgor, the Collateral Agent and each holder of any of the Obligations shall to the extent permitted by applicable law be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

          Section 13. INDEMNIFICATION. (a) The Pledgor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 13 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 13 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this Section 13(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 13(a), the Pledgor agrees to pay, or reimburse the Collateral Agent for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) If and to the extent that the obligations of the Pledgor under this Section 13 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          (d) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Pledgor contained in this Section 13 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof.

          Section 14. AMENDMENTS, ETC. This Agreement may not be amended, modified or waived except with the written consent of the Pledgor and the Collateral Agent (with the consent of the Required Banks or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks). Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Pledgor in any instance hereunder shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

          Section 15. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein shall survive) and the Collateral Agent, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this

Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the earlier to occur of (x) the Temporary Amendment Expiry Date and (y) the first date upon which the Total Commitment and all Letters of Credit have been terminated, no Note is outstanding (and all Loans have been paid in full), and all other Obligations then owing have been paid in full.

          (b) In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or this Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 12.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral of the Pledgor as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

          (c) At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 15(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer or another authorized senior officer stating that the release of the respective Collateral is permitted pursuant to Section 15(a) or (b). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Pledgor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 15.

          Section 16. DEFINITIONS. The following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Agreement" has the meaning provided in the preamble hereto.

          "Collateral" has the meaning provided in Section 1 hereof.

          "Collateral Agent" has the meaning provided in the preamble hereto.

          "Credit Agreement" shall mean the Credit Agreement, dated as of December 15, 1995, as amended and restated as of October 16, 1996, further amended and restated as of December 29, 1997, further amended as of January 23, 1998 and further amended as of May 12, 1998 by and among Northwest Airlines Corporation, a Delaware corporation, NWA Inc., a Delaware corporation, Northwest Airlines, Inc., a Minnesota corporation (the "Borrower"), the lenders from time to time party thereto (the "Banks") ABN AMRO Bank N.V., as compliance agent (the "Compliance Agent"), Bankers Trust Company, as administrative agent (the "Administrative Agent"), Chase Securities Inc., as syndication agent (the "Syndication Agent"),

Citibank, N.A., as documentation agent (the "Documentation Agent"), and National Westminster Bank plc and U.S. Bancorp (f/k/a First Bank National Association), as agents (together with the Compliance Agent, the Administrative Agent, the Syndication Agent and the Documentation Agent, each an "Agent" and collectively, the Agents") as amended, modified and/or supplemented from time to time.

          "DOT" shall mean the United States Department of Transportation.

          "Event of Default" has the meaning provided in Section 10.A hereof.

          "FAA" shall mean the Federal Aviation Administration, and any successor thereto.

          "Federal Aviation Act" shall mean the Federal Aviation Act of 1958, as amended from time to time, and any successor provisions, and the rules and regulations thereunder.

          "Governmental Authority" shall mean any federal, state, local or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body located in the United States.

          "Indemnitee" shall have the meaning provided in Section 13 hereof.

          "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Pledgor and each Guarantor owing to the Secured Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance by the Pledgor and each Guarantor with the terms of each such Credit Document;
(ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

          "Pledged Slots" shall mean all the takeoff and landing rights of the Borrower identified on Schedule I hereto.

          "Pledgor" has the meaning provided in the preamble hereto.

          "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to the Pledgor or any affiliate of the

Pledgor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Collateral, (iv) products of the Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Requirements" has the meaning provided in Section 6(iii) hereof.

          "Secured Creditors" has the meaning provided in the preamble hereto.

          "Temporary Amendment" shall mean the Temporary Amendment to the Credit Agreement, dated as of May 12, 1998, by and among Holdings, NWA, the Borrower, the Agents and the Banks.

          "Temporary Amendment Expiry Date" shall have the meaning provided in the Temporary Amendment.

          "Termination Date" has the meaning provided in Section 15 hereof.

          Section 17. NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and shall be delivered, mailed, telegraphed, telexed, facsimile transmitted or cabled, addressed:

          (a) if to the Pledgor, at its address set forth opposite its signature below;

                 (b) if to the Collateral Agent, at its address set forth opposite its signature below; or

          (c) if to any Bank, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or
     (y) at such address as such Bank shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile transmitted or cabled or sent by overnight courier, be effective on the third Business Day following deposit in the U.S. mails, certified, return receipt requested, when delivered to the telegraph company, cable company or on the day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.

          Section 18. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of all Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Creditor and each of their respective successors, transferees and assigns; no other persons (including, without limitation, any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of the Credit Agreement, any Secured Creditor may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor herein or otherwise, subject, however, to the provisions of the Credit Agreement.

          Section 19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 20. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Pledgor designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Pledgor at the address set forth on the signature page of this Agreement, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Pledgor refuses to accept service, the Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction.

          Section 21. SECURITY INTEREST ABSOLUTE. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor, except to the extent that the enforceability thereof may be limited by any such event; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document, except as specifically set forth in a waiver granted pursuant to
Section 14; (c) any amendment to or modification of any Credit Document or any security for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to
Section 14; (d) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto; or (e) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

          Section 22. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 23. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 24. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same Agreement. A set of the counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Collateral Agent.

          Section 25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns; PROVIDED that the Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors or on their behalf.

          Section 26. THE PLEDGOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

          Section 27. LIMITED OBLIGATIONS. It is the desire and intent of the Pledgor, the Collateral Agent and the Secured Creditors that this Agreement shall be enforced against the Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of the Pledgor under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of the Pledgor by reference to the full amount of the Obligations at the time of the execution and delivery of this Agreement), then the amount of the Obligations of the Pledgor shall be deemed to be reduced and the Pledgor shall pay the maximum amount of the Obligations which would be permissible under the applicable law.

          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   NORTHWEST AIRLINES, INC.

                                   By: /s/ Mark D. Powers
                                      -------------------------------------
                                      Name: Mark D. Powers
                                      Title: Vice President-Finance and
                                             Assistant Treasurer

                                   Notice Address:

                                      Northwest Airlines, Inc.
                                      2700 Lone Oak Parkway
                                      Eagan, Minnesota 55121

                                      Attention: General Counsel


                                      BANKERS TRUST COMPANY,
                                      as Collateral Agent

                                      By: /s/ Robert R. Telesca
                                         ----------------------------------
                                         Name:  Robert R. Telesca
                                         Title: Assistant Vice President

                                       Notice Address:

                                       233 South Wacker Drive
                                       Suite 8400
                                       Chicago, Illinois 60606
                                       Attention: John C. Moses; and
                                                  Jonathan Salkin

                                                                 SCHEDULE I


                              SCHEDULE OF PLEDGED SLOTS

The Pledged Slots are as follows:

I.   DCA - WASHINGTON NATIONAL


              SLOT                                            SLOT
      TIME           NUMBER                           TIME           NUMBER
      0700(4)         1171                           1300(4)          1142
                      1399                                            1161
                      1594                                            1211
                      1614                                            1265
      0800(3)         1132                           1400(6)          1109
                      1150                                            1390
                      1225                                            1442
      0900(5)         1056                                            1471
                      1215                                            1533
                      1367                                            1549
                      1619                           1500(2)          1282
                      1649                                            1621
      1100(5)         1223                           1800(4)          1401
                      1366                                            1515
                      1507                                            1563
                      1508                                            1626
                      1578                           1900(4)          1232
      1200(7)         1027                                            1277
                      1106                                            1307
                      1107                                            1379
                      1137                           2000(4)          1308
                      1176                                            1332
                      1329                                            1638
                      1338                                            1643
                                                                      ----
                                                                       48


                                                                 Schedule I
                                                                     Page 2
II.  ORD - CHICAGO O'HARE


              SLOT                                            SLOT
      TIME           NUMBER                           TIME           NUMBER
     0645(3)          7297                           1315(2)          7689
                      7335                                            7897
                      7648                           1415(2)          7483
     0715(1)          7718                                            7979
     0745(2)          7626                           1515(2)          7497
                      7992                                            7696
     0815(1)          8019                           1545(2)          8130
     0845(2)          8197                                            8504
                      8329                           1615(1)          8018
     0915(2)          7985                           1645(3)          7947
                      8254                                            7998
     0945(3)          7811                                            8561
                      8511                           1715(1)          8123
                      8616                           1745(2)          8106
     1015(1)          8332                                            8127
     1045(2)          8313                           1815(1)          7933
                      8459                           1845(1)          7812
     1115(1)          7584                           1915(2)          7955
     1215(2)          7867                                            8513
                      8074                           2015(1)          7967
     1245(2)          7580                           2045(1)          7655
                                                                      ----
                      8317                                             43



III. LGA-NEW YORK LAGUARDIA


              SLOT                                            SLOT
      TIME           NUMBER                           TIME           NUMBER
     0730 D           3505                           1530 A           3524
     0900 A           3018                                D           3613
     0930 D           3442                           1600 D           3569
          D           3692                           1630 A           3859
     1000 A           3747                                D           3460
          D           3202                           1700 A           3602
     1030 A           3231                           1730 A           3458
     1100 A           3233                           1800 D           3127
          A           3740                           1830 A           3005
          D           3534                           1900 A           3858
     1130 D           3026                           1930 A           3006
          D           3193                                D           3361
     1200 A           3244                                D           3589
          A           3459                           2000 D           3249
          D           3454                                            ----
     1300 A           3685                                             31
          D           3760
